UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016 (September 15, 2016)

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 15, 2016, Chanticleer Holdings, Inc., a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”).

A total of 12,996,027 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting on September 15, 2016 to consider and vote on the matters listed below. This represented approximately 59% of the Company’s shares of common stock that were outstanding and entitled to vote at the Annual Meeting. The proposals set forth below, each of which is described in more detail in the Company’s 2016 definitive proxy statement filed with the SEC on August 1, 2016, were submitted to a vote of the stockholders and approved at the Annual Meeting.

Proposal 1 – To elect the five directors

The Company’s stockholders elected the following five directors, based on the following final voting results:

	For	Against
Michael D. Pruitt	12,771,792	224,235
Michael Carroll	12,771,821	224,206
Keith Johnson	12,771,821	224,206
Paul I. Moskowitz	12,839,738	156,289
Russell “Rusty” Page	12,774,076	221,951

Proposal 2 – To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers, based on the following final voting results:

For	Against	Abstain
12,168,242	163,095	664,690

Proposal 3 – To ratify the appointment of Cherry Bakaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016

The Company’s stockholders ratified the appointment of Cherry Bakaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, based on the following final voting results:

For	Against	Abstain
12,841,005	59,430	95,592

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc., a Delaware corporation (Registrant)

Date: September 15, 2016	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer